Exhibit 10.15

VAIL HOLDCO CORP

EQUITY INCENTIVE PLAN

NONQUALIFIED STOCK OPTION AGREEMENT

THIS AGREEMENT (this “Agreement”), effective as of the date of grant set forth on the signature page hereto (the “Date of Grant”), is between Vail Holdco Corp, a Delaware corporation (together with its successors, the “Company”), and the individual whose name is set forth on the signature page hereto (the “Optionee”).

Section 1. Grant of Option. The Company hereby grants to the Optionee the right and option (the “Option”) to purchase all or any part of the aggregate number of Shares as is set forth on the signature page hereto (subject to adjustment as provided in Section 7 of the Vail Holdco Corp Equity Incentive Plan (the “Plan”)) on the terms and conditions set forth in this Agreement and in the Plan, a copy of which is being delivered to the Optionee concurrently herewith and is made a part hereof as if fully set forth herein. Except as otherwise defined herein, capitalized terms used in this Agreement shall have the same definitions as set forth in the Plan or Stockholders Agreement. The Option is not intended to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code.

Section 2. Option Price. The price (the “Option Price”) at which the Optionee shall be entitled to purchase Shares upon the exercise of this Option shall be the price per Share set forth on the signature page hereto (subject to adjustment as provided in Section 7 of the Plan).

Section 3. Term of Option. The Option shall be exercisable to the extent and in the manner provided herein until the close of business on the tenth (10th) anniversary of the Date of Grant; provided, however, that the Option may be earlier terminated as provided in Section 4, 6, 7 or 8 hereof.

Section 4. Exercisability of Option.

4.1. Amount of Exercise. Subject to the provisions of this Agreement and the Plan, the Option shall vest and become exercisable in accordance with the following schedule:

(a) Time-Vesting Option. 60% of the aggregate number of Shares subject to the Option (the “Time-Vesting Option”) shall vest and become exercisable in equal annual installments upon each of the first four anniversaries of November 21, 2017; provided, however, that in the event of a Change in Control, any then outstanding portion of the Time-Vesting Option shall become fully vested and exercisable.

(b) Performance-Vesting Option. The remaining 40% of the aggregate number of Shares subject to the Option (the “Performance-Vesting Option”) shall vest and become exercisable in accordance with the following schedule:

(i) Upon the occurrence of a Change in Control or an initial Public Offering (either such event, an “Exit Event”) that occurs on or prior to the third anniversary of the Date of Grant, 100% of the Performance-Vesting Option shall vest and become exercisable.

(ii) Upon the occurrence of an Exit Event that occurs after the third anniversary of the Date of Grant, but on or prior to the fourth anniversary of the Date of Grant, 50% of the Performance-Vesting Option shall vest and become exercisable.

Any portion of the Performance-Vesting Option which does not so vest upon an Exit Event or remains unvested upon the fourth anniversary of the Date of Grant shall be forfeited immediately for no consideration.

The portion of the Option which has become vested and exercisable as described in this Section 4.1 is hereinafter referred to as the “Vested Portion” and the portion of the Option which has not become vested and exercisable as described in this Section 4.1 is hereinafter referred to as the “Unvested Portion.”

4.2. Effect of NMP Sales.

(a) The Company shall give the Optionee at least ten (10) business days’ notice (or, if not practicable, such shorter notice as may be practicable) (the “Sale Notice”) prior to the anticipated date of the consummation of a sale by the NMP Entities of any Shares that are subject to Section 3.3 of the Stockholders Agreement (an “NMP Sale”). Upon receipt of the Sale Notice, and for a period of ten (10) business days thereafter (or such shorter period as the Committee shall determine and so notify the Optionee), the Optionee shall be permitted to exercise the Option to the extent provided in this Section 4.2 in order to participate in the NMP Sale.

(b) If the Shares that may be acquired upon the exercise of the Vested Portion of the Option, when added to (i) all other Shares owned by the Optionee and (ii) all other Shares that may be acquired by the Optionee prior to or in connection with the NMP Sale pursuant to the terms of any other option, warrant or other right held by the Optionee to acquire Shares, are not sufficient to enable the Optionee to participate in the NMP Sale to the fullest extent the Optionee is permitted to, and will, participate pursuant to the applicable provisions of the Stockholders Agreement (such insufficiency, the “Share Deficiency”), then, notwithstanding Section 4.1, the Optionee shall also be entitled to exercise the Unvested Portion to the extent of the Share Deficiency; provided, that any such exercise of the Unvested Portion shall be solely with respect to the Unvested Portion of the Time-Vesting Option, and shall not include any unvested Shares subject to the Performance-Vesting Option.

(c) In the event the transaction subject to the Sale Notice is not consummated, any exercise of the Option in connection therewith shall be deemed not to have occurred and the Option shall be exercisable thereafter to the same extent it would have been exercisable if no Sale Notice or notice of exercise had been given.

(d) In lieu of permitting the Optionee to participate in a Public Offering of all or a portion of the Shares owned by the NMP Entities (a “Secondary Public Offering”), the Company, at its option, may instead cause the Shares subject to the Option to be registered under applicable securities laws, or make other arrangements consistent with such laws, so as to permit the Optionee to sell for a period of time after the Secondary Public Offering the same number of Shares that the Optionee would have been able to sell in the Secondary Public Offering but for this sentence.

(e) In the event of an NMP Sale in which the Optionee would be required to participate pursuant to Section 3.4 of the Stockholders Agreement with respect to the Shares subject to the Option, the Company may require the Optionee to exercise the Option as set forth above to the extent necessary to enable the Optionee to participate therein or forfeit the Option (or portion thereof, as applicable).

4.3. Exercises under Multiple Option Agreements. Notwithstanding anything herein to the contrary, if, in connection with an NMP Sale, the Optionee shall be entitled or required, as applicable, to acquire Shares and/or participate in the NMP Sale pursuant to Section 4.2 hereof and pursuant to the analogous provisions of one or more other stock option, restricted stock or restricted stock unit agreements between the Optionee and the Company (any such agreement, including this Agreement, an “Equity Award Agreement”), then the Company shall have the right, at its option, to designate the Equity Award Agreement or Equity Award Agreements pursuant to which the Optionee may or is being required to, as applicable, participate in an NMP Sale; provided, that in no event shall any such determination reduce the aggregate number of Shares that the Optionee would otherwise be entitled to sell in connection with an NMP Sale.

Section 5. Manner of Exercise and Payment.

5.1. Notice of Exercise. Subject to the terms and conditions of this Agreement and the Plan, the Option may be exercised by delivery of written notice in such form as the Committee may require from time to time (the “Exercise Notice”), from the Optionee, to the Company; provided, however, that the Optionee shall give at least thirty (30) days’ advance notice to the Company of the Optionee’s intention to deliver an Exercise Notice (which time period may be waived in whole or in part by the Company), except that in the event of an exercise resulting from the delivery of a Sale Notice under Section 4.2 hereof, the Optionee shall give notice to the Company no later than two (2) business days after the Optionee’s receipt of the Sale Notice. The Exercise Notice shall state that the Optionee is electing to exercise the Option, shall set forth the number of Shares in respect of which the Option is being exercised and shall be signed by the Optionee or, where applicable, by the Optionee’s Legal Representative.

5.2. Deliveries. The Exercise Notice described in Section 5.1 shall be accompanied by (a) payment of the full purchase price for the Shares in respect of which the Option is being exercised, together with any withholding taxes that may be due as a result of the exercise of the Option, such payment to be made by (i) delivery to the Company of (A) a certified or bank check payable to the order of the Company or (B) cash by wire transfer or other immediately available funds to an account designated by the Company or (ii) to the extent permitted by the Committee, a reduction in the number of Shares otherwise deliverable pursuant to the Option being exercised by a number having a Fair Market Value as the date of delivery of the Exercise Notice equal to the exercise price and (b) a fully executed undated transfer instrument as required under the Stockholders Agreement. For the avoidance of doubt, any withholding taxes that may be due as a result of the exercise of the Option shall be paid in cash.

5.3. Issuance of Shares. Subject to Section 9 of the Plan, upon receipt of the Exercise Notice, full payment for the Shares in respect of which the Option is being exercised, and the delivery of all documents required pursuant to Section 5.2, the Company shall take such action as may be necessary under applicable law to cause the issuance to the Optionee of the number of Shares as to which the Option was exercised, and the Optionee shall cooperate to the fullest extent requested by the Company (including by executing such documents and providing such information) as may be necessary to effect the issuance of such Shares under applicable law. If the Optionee fails to make any of the deliveries required by Section 5.2 of this Agreement, the Optionee’s exercise shall not be given effect and the Shares shall not be issued to the Optionee.

5.4. Shareholder Rights. The Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Shares subject to the Option until: (i) the Option shall have been exercised in accordance with the terms of this Agreement and the Optionee shall have paid the full purchase price for the number of Shares in respect of which the Option was exercised and any withholding taxes due, (ii) the Optionee shall have delivered a fully executed Stockholders Agreement, (iii) the Company shall have issued the Shares to the Optionee, and (iv) the Optionee’s name shall have been entered as a holder of record on the books of the Company. Upon the occurrence of all of the foregoing events, the Optionee shall have full ownership rights with respect to such Shares, subject to the provisions of the Stockholders Agreement. In the case of an exercise of the Option following the delivery of a Sale Notice, the Company shall take all action to ensure that the Optionee is the record holder of the Shares no later than as of immediately prior to the consummation of the NMP Sale for which such Sale Notice was delivered.

Section 6. Termination.

6.1. Termination. If the Optionee’s employment or service relationship Terminates, irrespective of whether the Optionee receives, in connection with such Termination, any severance or other payment from the Company under any employment agreement or otherwise, (a) the Unvested Portion shall terminate and be of no further force and effect following the close of business on the date of such Termination, and (b) the Vested Portion shall be exercisable by the Optionee during the Post-Termination Exercise Period (as defined below), but in no event after the expiration of the term of the Option, and, until exercised, the Option shall continue to be subject to the terms of this Agreement, including Section 4.2 hereof. If the Optionee does not exercise any portion of the Vested Portion within the Post-Termination Exercise Period, such portion shall terminate and shall be of no further force and effect following the close of business on the last day of the Post-Termination Exercise Period. Notwithstanding anything in this Agreement or the Plan to the contrary, and in addition to the rights of the Company set forth in Section 7.2 (or any other right the Company may have), the Option, whether exercisable or unexercisable, shall immediately terminate upon a Termination of the Optionee by the Company or a subsidiary of the Company for Cause.

6.2. “Post-Termination Exercise Period” shall mean the period commencing on the date of the Optionee’s Termination and ending at the close of business on the 180th day after the date of the Optionee’s Termination.

Section 7. Prohibited Activities. In consideration of and as a condition to the grant of the Option, the Optionee agrees to the following covenants:

7.1. No Sale or Transfer. The Optionee shall not sell, transfer, assign, exchange, pledge, encumber or otherwise dispose of the Option or any portion thereof.

7.2. Prohibition against Certain Activities. The Optionee agrees that, to the extent permitted by applicable law, the Optionee will not at any time (a) disclose or furnish to any other Person or use for the Optionee’s own or any other Person’s account any Confidential or Proprietary Information (as defined in the Plan) (other than in the course of the Optionee’s employment with the Company or any of its subsidiaries, if the Optionee is an employee of the Company or any of its subsidiaries) except for Permitted Disclosures (as defined in the Plan) (a “Prohibited Disclosure”), (b) commit a breach of the provisions of Section 7.1 (a “Prohibited Transfer”), (c) publish or make any disparaging statements about the Company, any Affiliate of the Company or any of their directors, officers or employees, under circumstances where it is reasonably foreseeable that the statement will be made public, except for Permitted Disclosures, (d) directly or indirectly solicit for employment, including without limitation, recommending to any subsequent employer the solicitation for employment of, or hire any employee of the Company or any Affiliate thereof, (e) directly or indirectly, on behalf of himself or herself or on behalf of any other person, firm, partnership, corporation, association or other entity, (i) call upon any of the customers or clients of the Company or its Affiliates (or potential customers or clients whose business the Optionee solicited on behalf of the Company or its Affiliates or about whose needs the Optionee gained information during his or her employment or business relationship with the Company) for the purpose of soliciting or providing any product or service similar to that provided by the Company or its Affiliates, or (ii) divert or take away, or attempt to divert or take away any of the customers, clients, business or patrons of the Company or its Affiliates (or potential customers or clients whose business the Optionee solicited on behalf of the Company or its Affiliates or about whose needs the Optionee gained information during his or her employment or business relationship with the Company) or (f) engage in any Competitive Activity; provided, that the foregoing clauses (d) and (e) (each, a “Prohibited Solicitation”) shall expire on the second anniversary of the Relevant Date (as defined in the Plan) and the foregoing clause (f) shall expire on the first anniversary of the Relevant Date.

7.3. Right to Terminate Option. The Optionee understands and agrees that the Company has granted this Option to the Optionee to reward the Optionee for the Optionee’s future efforts and loyalty to the Company and its Affiliates by giving the Optionee the opportunity to participate in the potential future appreciation of the Company. Accordingly, to the extent permitted by applicable law, if (a) the Optionee engages in any Prohibited Disclosure or breaches or violates the Optionee’s obligations relating to the non-disclosure or non-use of confidential or proprietary information under any Restrictive Agreement to which the Optionee is a party, or (b) the Optionee engages in any Prohibited Solicitation or breaches or violates any non-solicitation obligations under any Restrictive Agreement to which the Optionee is a party, or (c) the Optionee engages in any Prohibited Transfer, or (d) the Optionee engages in any

Competitive Activity or breaches or violates any non-competition obligations under any Restrictive Agreement to which the Optionee is a party, or (e) the Optionee is convicted of a felony against the Company or any of its Affiliates, then, in addition to any other rights and remedies available to the Company, the Company shall be entitled, at its option, exercisable by written notice, to terminate the Option (including the Vested Portion), or any unexercised portion thereof, which shall then be of no further force and effect.

7.4. Remedies. The Optionee specifically acknowledges and agrees that the remedy at law for any breach of this Section 7 will be inadequate and that the Company, in addition to any other relief available to it, shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damage or posting any bond whatsoever. In the event that the provisions of this Section 7 should ever be deemed to exceed the limitation provided by applicable law, then the Optionee and the Company agree that such provisions shall be reformed to set forth the maximum limitations permitted.

Section 8. Effect of a Change in Control or Certain Transactions. Except as otherwise provided herein, in the event of a Change in Control or Transaction, the Option shall be treated in accordance with Section 7 of the Plan, in the Committee’s sole discretion.

Section 9. Miscellaneous.

9.1. Acknowledgment. The Optionee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof as the same may be amended from time to time. The Optionee hereby acknowledges that the Optionee has reviewed the Plan and this Agreement and understands the Optionee’s rights and obligations thereunder and hereunder. The Optionee also acknowledges that the Optionee has been provided with such information concerning the Company, the Plan and this Agreement as the Optionee and the Optionee’s advisors have requested.

9.2. Resolution of Disputes. Any dispute or disagreement which may arise under, or as a result of, or which may in any way relate to, the interpretation, construction or application of this Agreement shall be determined by the Committee, in good faith, whose determination shall be final, binding and conclusive for all purposes.

9.3. Governing Law; Venue; Service of Process; Waiver of Jury Trials.

(a) Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights and obligations of the parties hereto shall be governed by, the laws of the State of Delaware, without giving effect to the conflicts of law principles thereof.

(b) Venue and Service of Process. By execution and delivery of this Agreement, each of the parties hereto hereby irrevocably and unconditionally (i) consents to submit to the exclusive jurisdiction of the federal and state courts of the State of Delaware located in New Castle County (collectively, the “Selected Courts”) for any action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby, and agrees not to commence any action or proceeding relating thereto except in the Selected Courts, provided, that, a party may commence any action or proceeding in a court other than a Selected Court solely for the purpose of enforcing an order or judgment issued by one of the Selected

Courts; (ii) consents to service of any process, summons, notice or document in any action or proceeding by registered first-class mail, postage prepaid, return receipt requested or by nationally recognized courier guaranteeing overnight delivery in accordance with Section 9.6 hereof and agrees that such service of process shall be effective service of process for any action or proceeding brought against it in any such court, provided, that, nothing herein shall affect the right of any party hereto to serve process in any other manner permitted by law; (iii) waives any objection to the laying of venue of any action or proceeding arising out of this Agreement or the transactions contemplated hereby in the Selected Courts; and (iv) waives and agrees not to plead or claim in any court that any such action or proceeding brought in any such Selected Court has been brought in an inconvenient forum.

(c) Waiver of Jury Trial. EACH OF THE PARTIES HEREBY IRREVOCABLY, TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING IN WHOLE OR IN PART ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AND AGREES THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE ITS RIGHT TO TRIAL BY JURY IN ANY SUCH ACTION OR PROCEEDING. SUCH ACTION OR PROCEEDING SHALL INSTEAD BE TRIED IN A SELECTED COURT BY A JUDGE SITTING WITHOUT A JURY.

9.4. Specific Performance. The parties hereto acknowledge that there will be no adequate remedy at law for a violation of any of the provisions of this Agreement and that, in addition to any other remedies which may be available, all of the provisions of this Agreement shall be specifically enforceable in accordance with their respective terms.

9.5. Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but the invalidity or unenforceability of any provision or portion of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision or portion of any provision, in any other jurisdiction. In addition, should a court or arbitrator determine that any provision or portion of any provision of this Agreement is not reasonable or valid, either in period of time, geographical area, or otherwise, the parties hereto agree that such provision should be interpreted and enforced to the maximum extent which such court or arbitrator deems reasonable or valid.

9.6. Notice. Unless otherwise provided herein, all notices, requests and other communications provided for under the terms of this Agreement shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be sent by (i) personal delivery (including receipted courier service), with confirmation of receipt, (ii) facsimile (other than to the Company or any of the NMP Entities) during normal business hours, with confirmation of receipt, to the number indicated, (iii) reputable commercial overnight delivery service courier, with confirmation of receipt, (iv) registered or certified mail, return receipt requested, postage prepaid, in each case addressed to the intended recipient as set forth below or (v) electronic mail in portable document format (PDF format), with an electronic read receipt requested (provided a copy thereof is also sent by one of the other methods described in this Section 9.6):

(a) If to the Company, to it at:

Vail Holdco Corp

Radnor Corporate Center

Building One, Suite 200

100 Matsonford Road, Radnor, PA 1908

Attention: George Van Kula

(b) With copies to (which shall not constitute notice):

New Mountain Capital, LLC

787 Seventh Avenue, 49th Floor

New York, New York 10019

United States of America

Attention: Andre Moura

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

United States of America

Facsimile: 212-455-2502

Attention: Laurence M. Moss

(c) If to the Optionee, at the most recent address and facsimile number or electronic mail address contained in the Company’s records, and if to the Legal Representative, to such Person at the address of which the Company is notified in accordance with this Section 9.6.

All such notices, requests and other communications shall be deemed to have been duly received (i) upon receipt by personal delivery (including receipted courier service), (ii) upon confirmation of delivery if transmitted by facsimile or electronic mail, (iii) on the next business day, if transmitted by reputable commercial overnight delivery service courier, and (iv) upon receipt after dispatch by registered or certified mail, postage prepaid. Any party may change its facsimile number or its address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other parties hereto notice in the manner herein set forth.

9.7. Binding Effect; Assignment; Third-Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and any of their respective successors, personal representatives and permitted assigns who agree in writing to be bound by the terms hereof. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by the Optionee without the prior written consent of the Company. In addition, NMP shall be a third party beneficiary of this Agreement and shall be entitled to enforce this Agreement. In connection with the transfer of any securities of the Company held by NMP, NMP shall be entitled to assign its rights and obligations hereunder to an Affiliate of NMP and, subject to NMP’s compliance with Section 3.4 of the Stockholders Agreement, if applicable, to a Third Party.

9.8. Amendments and Waivers. This Agreement and any of the provisions hereof may be amended, waived (either generally or in a particular instance and either retroactively or prospectively), modified or supplemented, in whole or in part, only by written agreement signed by the Company and the Optionee. The observance of any provision of this Agreement may be waived in writing by the party that will lose the benefit of such provision as a result of such waiver, provided that any such waiver by the Company shall require the prior written consent of NMP. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach, except as otherwise explicitly provided for in such waiver. Except as otherwise expressly provided herein, no failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder, or otherwise available in respect hereof at law or in equity, shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

9.9. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

9.10. Entire Agreement. This Agreement and the Plan and, upon execution thereof, the Stockholders Agreement, constitute the entire agreement, and supersede all prior agreements and understandings, oral and written, between the parties hereto with respect to the Option granted hereby.

9.11. Withholding. The Company shall have the right to deduct from any amount payable under this Agreement any taxes required by applicable law to be withheld. The Optionee agrees to indemnify the Company against any national, federal, state and local withholding taxes for which the Company may be liable in connection with the Optionee’s acquisition, ownership or disposition of any Share.

9.12. No Right to Continued Employment or Business Relationship. This Agreement shall not confer upon the Optionee any right with respect to continued employment or a continued business relationship with the Company or any Affiliate thereof, nor shall it interfere in any way with the right of the Company or any Affiliate thereof to Terminate such Optionee at any time.

9.13. General Interpretive Principles. Whenever used in this Agreement, except as otherwise expressly provided or unless the context otherwise requires, any noun or pronoun shall be deemed to include the plural as well as the singular and to cover all genders. The headings of the sections, paragraphs, subparagraphs, clauses and subclauses of this Agreement are for convenience of reference only and shall not in any way affect the meaning or interpretation of any of the provisions hereof. Unless otherwise specified, the terms “hereof,” “herein” and similar terms refer to this Agreement as a whole (including the exhibits, schedules and disclosure statements hereto), and references herein to Sections refer to Sections of this Agreement. Words of inclusion shall not be construed as terms of limitation herein, so that references to “include,” “includes” and “including” shall not be limiting and shall be regarded as references to non-exclusive and non-characterizing illustrations.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, effective as of the Date of Grant.

VAIL HOLDCO CORP

By:
Name:
Title:

Agreed and acknowledged as

of the Date of Grant:

Optionee: [ ]

Optionee’s Name:	[ ]

Date of Grant:	[ ]

Number of Shares Subject to the Option:	[ ]

Option Price per Share:	[ ]

[SIGNATURE PAGE TO OPTION AGREEMENT]